Exhibit 8.1

Goodwin Procter llp 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

As of February 23, 2024

AvalonBay Communities, Inc.

4040 Wilson Blvd., Suite 1000

Arlington, Virginia 22203

Ladies and Gentlemen:

This opinion letter is delivered to you in our capacity as counsel to AvalonBay Communities, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which relates to the sale from time to time of an indeterminate number or amount of debt securities (“Debt Securities”), shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and shares of common stock, par value $0.01 per share (“Common Stock”), or any combination of Debt Securities, Preferred Stock and Common Stock (collectively, the “Securities”), having an indeterminate maximum aggregate public offering price. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement.

This opinion letter relates to the Company’s qualification for U.S. federal income tax purposes as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for taxable years commencing with the Company’s taxable year ended December 31, 1994, and the accuracy of certain matters discussed in the Registration Statement under the heading “Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment.”

In rendering the following opinions, we have reviewed and relied upon the Company’s Articles of Incorporation, as amended, and the Company’s bylaws, as amended (the “Organizational Documents”). For purposes of our opinions, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) due execution and delivery of all such documents by all the parties thereto, (vii) the compliance of each party with all material provisions of such documents, and (viii) the accuracy and completeness of all records made available to us.

AvalonBay Communities, Inc.

As of February 23, 2024

We also have reviewed and relied upon the representations, statements and covenants of the Company contained in a letter that it provided to us in connection with the preparation of this opinion letter (the “REIT Certificate”) regarding the formation and the prior, current and proposed organization, ownership and operation of the Company and other matters affecting the Company’s ability to qualify as a REIT. We assume that each such representation, statement and covenant has been, is, and will be true, correct and complete, that the Company and any subsidiaries have been, are and will be owned and operated in accordance with the REIT Certificate and that all representations, statements and covenants that speak to the best of the knowledge and belief (or mere belief and/or knowledge) of the Company or are otherwise qualified as to knowledge, belief or similar qualification have been, are and will continue to be true, correct and complete as if made without such qualification. To the extent that the REIT Certificate speaks to the intended or future organization, ownership or operations of the Company, we assume that the Company will in fact be organized, owned and operated in accordance with such stated intent.

The opinions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as of the date of this letter (or to the extent different and relevant for a prior taxable year or other period, as in effect for the applicable taxable year or period). All of the foregoing statutes, regulations and interpretations are subject to change, in some circumstances with retroactive effect. Any changes to the foregoing authorities may result in U.S. federal income tax treatment of the Company and/or the holders of its securities that is materially and adversely different from that described herein or in the Registration Statement.

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

(i) commencing with the Company’s taxable year ended December 31, 1994, the form of organization of the Company and its prior, current and proposed ownership and operations, as described in the REIT Certificate, are such as to enable the Company to have qualified and continue to qualify as a REIT under the applicable provisions of the Code; and

(ii) the statements set forth under the heading “Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment” in the Registration Statement, insofar as such statements describe applicable United States federal income tax laws, are correct in all material respects.

AvalonBay Communities, Inc.

As of February 23, 2024

We express no opinion other than the opinions expressly set forth herein. Our opinions are not binding on the Internal Revenue Service or a court, and the Internal Revenue Service or a court may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there can be no assurances to this effect. Furthermore, for purposes of our opinions we have relied solely on the Organizational Documents, the REIT Certificate and the assumptions set forth herein. The Company’s actual qualification as a REIT depends on the Company meeting and having met, in its actual ownership and operations, the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a REIT. We have not verified and will not verify the Company’s compliance with those requirements, and no assurance can be given that the actual ownership and operations of the Company and its affiliates have satisfied or will satisfy those requirements or the representations made to us with respect thereto.

Our opinions do not preclude the possibility that the Company may need to utilize one or more of the various “savings provisions” under the Code and the regulations thereunder that would permit the Company to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require the Company to pay significant additional taxes, penalties and/or interest charges and/or make additional distributions to shareholders that the Company otherwise would not make.

We hereby consent to the inclusion of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm under the heading “Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is being furnished to you solely for inclusion of this opinion letter as Exhibit 8.1 to the Registration Statement and may not be used or otherwise relied upon for any other purpose (other than as required by law or by a governmental authority). This opinion letter speaks only as of the date hereof. We undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law (including without limitation any discovery of any facts that are inconsistent with the REIT Certificate or our assumptions).

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP

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